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                        [Letterhead of Mabon Securities Corp.]


                                       CONSENT



   The undersigned, Mabon Securities Corp., hereby consents to the references to it under the sections captioned "Summary -- The Merger," "Background Of The Merger And Related Matters -- Background of the Merger," "-- Recommendations of the Boards of Directors" and "-- Opinions of Financial Advisors" in the Proxy Statement-Prospectus (the "PROXY STATEMENT-PROSPECTUS") constituting a part of the Registration Statement on Form S-4 of Community Health Systems, Inc. filed pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and to the reference to it in the letter to stockholders of Hallmark Healthcare Corporation accompanying the Proxy Statement-Prospectus. In giving this consent, the undersigned does not hereby admit that it is within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     MABON SECURITIES CORP.




                                     By: /s/ Peter H. Blum
                                         -------------------------------
                                         Peter H. Blum
                                         Managing Director